Exhibit 99.1

Luminex Corporation Reports Fourth Quarter and Full-Year 2020 Results

AUSTIN, Texas (February 8, 2020) – Luminex Corporation (Nasdaq: LMNX) today announced results for its fourth quarter and full-year ended December 31, 2020.

All amounts in this release are in conformity with U.S. generally accepted accounting principles ("GAAP").

CURRENT FINANCIAL HIGHLIGHTS

•Record revenue for the fourth quarter of $111.4M, a 23% increase over Q4 2019, and record revenue for the year of $417.4M, up 25% vs. 2019, driven primarily by growth associated with the COVID-19 global pandemic
•Gross margins of 58% for the quarter and 59% for the full year, an improvement of 3 and 4 percentage points, respectively, vs. Q4 and full-year 2019
•Operating margin of $10.5M or 9% of revenue for the quarter and $42.4M or 10% of revenue for the year, an improvement of 250% and 450% vs. Q4 and full-year 2019
•Record net income for the year of $15.2M, or $0.32 per diluted share, up from net losses of $3.8M, or $0.09 per diluted share in 2019

CEO COMMENTARY

“I am very pleased with the overall performance of our diversified business during the past year. We have demonstrated an ability to adapt and deliver in unprecedented times, and our team continues to execute on our key role in addressing the demands of this global pandemic. We delivered record revenue growth, profitability, and cash flow during 2020 and positioned ourselves well for continued growth in 2021, and for the foreseeable future thereafter,” said Nachum “Homi” Shamir, Chairman, President and CEO of Luminex. “Our growth trajectory, expanding product portfolio, manufacturing capabilities and customer base, together with our financial strength, will enable us to consider a wide variety of exciting opportunities. I would like to thank all of our Luminex employees who have provided outstanding support during this pandemic that affects us all.”

ADDITIONAL HIGHLIGHTS OF THE QUARTER

•Molecular Diagnostics revenue for the quarter of $57.8M, up 49% vs. Q4 2019, and $227.8M for the year, up 67% vs. 2019
•Sold or contracted 449 sample-to-answer systems for the year, a significant number under reagent rental agreements, up nearly 120% vs. 2019 placements
•Licensed Technologies Group revenue of $40.0M, up 4% from Q4 2019, but down 2% from 2019, to $146.7M
•Flow Cytometry revenue of $12.0M, flat vs. Q4 2019, and $35.8M for the year, down 21% vs. 2019

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	December 31,		Variance
	2020	2019	($)	(%)
	(unaudited)

System sales	$23,758	$20,773	$2,985	14%
Consumable sales	12,985	11,723	1,262	11%
Royalty revenue	13,916	13,565	351	3%
Assay revenue	51,300	36,374	14,926	41%
Service revenue	6,331	5,651	680	12%
Other revenue	3,103	2,415	688	28%
	$111,393	$90,501	$20,892	23%

REVENUE SUMMARY
(in thousands, except percentages)

	Twelve Months Ended
	December 31,		Variance
	2020	2019	($)	(%)
	(unaudited)

System sales	$70,764	$70,276	$488	1%
Consumable sales	48,936	48,542	394	1%
Royalty revenue	48,873	53,562	(4,689)	(9)%
Assay revenue	211,902	132,028	79,874	60%
Service revenue	23,341	22,413	928	4%
Other revenue	13,580	7,817	5,763	74%
	$417,396	$334,638	$82,758	25%

REVENUE GUIDANCE

As of the date hereof, Luminex is providing revenue guidance as follows:

•Luminex reaffirms its 2021 revenue expectations of approximately $480 million, reflecting 15% growth over Luminex’s full year 2020, with such revenue growth driven primarily by significant expansion of ARIES® assay sales resulting from completion of the manufacturing line expansion, an expanded customer base, and new product launches.

CONFERENCE CALL

Management will host a conference call at 4:00 p.m. Central Time / 5:00 p.m. EDT, Monday, February 8, 2021 to discuss operating highlights and financial results for the fourth quarter and full-year 2020. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at investor.luminexcorp.com. Analysts may participate on the conference call by dialing (877) 930-7053 (U.S.) or (253) 336-7290 (outside the U.S.). The access code is 4492199. The webcast will be archived for six months on our website using the 'replay' link.

ABOUT LUMINEX CORPORATION

At Luminex, our mission is to empower labs to obtain reliable, timely, and actionable answers, ultimately advancing health. We offer a wide range of solutions applicable in diverse markets including clinical diagnostics, pharmaceutical drug discovery, biomedical research, genomic and proteomic research, biodefense research, and food safety. We accelerate reliable answers while simplifying complexity and deliver certainty with a seamless experience. To learn more about Luminex, please visit us at luminexcorp.com.

USE OF FORWARD-LOOKING STATEMENTS
Statements made in this release that express Luminex’s or management's intentions, plans, beliefs, expectations, or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding expected revenue and cost savings, projected 2021 performance, including revenue guidance, and expectations regarding Luminex’s product development, manufacturing line expansion and product growth and the continued impact of the COVID-19 pandemic on Luminex’s operations and financial results. The words “expect,” “anticipate,” “will,” “should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that Luminex’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, negative effects from the worldwide COVID-19 pandemic (including but not limited to the general economic downturn related to such pandemic, travel restrictions related thereto, business closures that may affect our supply chain or our ability to install instruments, and delays in U.S. Food and Drug Administration (the “FDA”) clearances related to adjustments in the agency’s approval priorities in response to the pandemic), the warning letter (the “Warning Letter”) Luminex received from the FDA on June 26, 2020 relating to the operations of Luminex’s Austin, TX and Northbrook, IL facilities and Luminex’s VERIGENE Processor SP System, as previously disclosed in Luminex’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 29, 2020, including the outcome of Luminex’s efforts to remediate the FDA’s observations, the possible resolution of the issues identified in the Warning Letter and any further regulatory and enforcement actions that may initiated by the FDA with respect thereto, concentration of Luminex’s revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’s technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of internal resource planning challenges; market demand and acceptance of Luminex’s products and technologies, including ARIES®, MultiCode®, xMAP®, xMAP® INTELLIFLEX, VERIGENE®, VERIGENE® II, Guava®, Muse®, Amnis® and NxTAG® products; Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels; Luminex’s ability to obtain and enforce intellectual property protections on Luminex’s products and technologies; the impact on Luminex’s growth and future results of operations with respect to the loss of the LabCorp women’s health business; Luminex’s ability to successfully launch new products and complete new manufacturing lines in a timely manner; dependence on strategic partners for development, commercialization and distribution of products; risks and uncertainties associated with implementing Luminex’s acquisition strategy, including challenges in identifying acquisition targets, and obtaining financing on acceptable terms; Luminex’s ability to integrate acquired companies or selected assets into Luminex’s consolidated business operations, and its ability to fully realize the benefits of Luminex’s acquisitions; the timing of and process for regulatory approvals; competition and competitive technologies utilized by Luminex’s competitors; fluctuations in quarterly results due to a lengthy and unpredictable sales cycle; fluctuations in bulk purchases of consumables; fluctuations in product mix, and the seasonal nature of some of Luminex’s assay products; Luminex’s ability to comply with applicable laws, regulations, policies and procedures; the impact of the ongoing uncertainty in global finance markets and changes in governmental and governmental agency funding, including effects on the capital spending policies of Luminex’s partners and end users and their ability to finance purchases of Luminex’s products; changes in principal members of Luminex’s management staff; potential shortages, or increases in costs, of components or other disruptions to Luminex’s manufacturing operations; Luminex’s increasing dependency on information technology to improve the effectiveness of Luminex’s operations and to monitor financial accuracy and efficiency, including risks associated with potential attacks on or breaches of Luminex’s information technology systems and any resultant harm to Luminex’s ability to protect its intellectual property and manufacture, sell and support its products; the implementation, including any modification, of Luminex’s strategic operating plans; the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex; risks relating to Luminex’s foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; Luminex’s ability to monitor and comply with foreign and international laws and treaties; Luminex’s ability to comply with changes in international taxation policies; budget or finance constraints of Luminex’s customers and partners in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges; and Luminex’s reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Annual Reports on Forms 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

The forward-looking statements, including the financial guidance and 2021 outlooks, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contacts:

Harriss Currie	Carla Stanaford	Media Contact:
Senior Vice President,	Investor Relations	Michele Parisi
Chief Financial Officer	cstanaford@luminexcorp.com	Bioscribe
hcurrie@luminexcorp.com	937-469-2120	mparisi@bioscribe.com
512-219-8020		925-864-5028

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$309,407	$59,173
Accounts receivable, net	66,963	55,815
Inventories, net	123,134	77,084
Prepaids and other	9,527	10,398
Total current assets	509,031	202,470
Property and equipment, net	64,146	65,515
Intangible assets, net	78,796	90,336
Deferred income taxes	21,077	27,702
Goodwill	118,145	118,145
Right of use assets	17,768	20,439
Other	16,500	19,122
Total assets	$825,463	$543,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,049	$17,983
Accrued liabilities	56,365	31,872
Deferred revenue - current portion	10,047	8,214
Total current liabilities	87,461	58,069
Deferred revenue	1,658	1,633
Lease liabilities	13,366	17,182
Long-term debt	203,136	—
Other long-term liabilities	2,131	1,985
Total liabilities	307,752	78,869
Stockholders' equity:
Common stock	45	44
Additional paid-in capital	434,021	380,304
Accumulated other comprehensive loss	(142)	(1,380)
Retained earnings	83,787	85,892
Total stockholders' equity	517,711	464,860
Total liabilities and stockholders' equity	$825,463	$543,729

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)		(unaudited)

Revenue	$111,393	$90,501	$417,396	$334,638
Cost of revenue	46,949	40,636	169,544	151,899
Gross profit	64,444	49,865	247,852	182,739
Operating expenses:
Research and development	13,796	12,933	53,651	56,228
Selling, general and administrative	37,229	31,098	140,216	127,183
Amortization of acquired intangible assets	2,919	2,851	11,542	11,407
Total operating expenses	53,944	46,882	205,409	194,818
Income (loss) from operations	10,500	2,983	42,443	(12,079)
Interest and other expense, net	(5,023)	3,196	(11,912)	3,100
Loss from equity method investment	(241)	(523)	(1,591)	(523)
Income (loss) before income taxes	5,236	5,656	28,940	(9,502)
Income tax (expense) benefit	(4,997)	(2,273)	(13,770)	5,664
Net income (loss)	$239	$3,383	$15,170	$(3,838)

Net income (loss) attributable to common stockholders
Basic	$236	$3,322	$14,873	$(3,773)
Diluted	$235	$3,322	$14,872	$(3,775)
Net income (loss) per share attributable to common stockholders
Basic	$0.01	$0.08	$0.33	$(0.09)
Diluted	$0.01	$0.07	$0.32	$(0.09)
Weighted-average shares used in computing net income (loss) per share
Basic	45,640	44,263	45,102	44,148
Diluted	45,985	44,503	45,820	44,148

Dividends declared per share	$0.10	$0.09	$0.37	$0.30

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$239	$3,383	$15,170	$(3,838)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,712	7,358	30,483	28,529
Amortization of debt issuance costs	2,623	—	6,533	—
Stock-based compensation	4,070	3,554	14,851	13,198
Deferred income tax (benefit) expense	215	3,526	6,593	(7,444)
(Gain) loss on sale or disposal of assets	505	409	851	641
Loss on equity method investment	241	(2,719)	1,592	(2,719)
Other	1,216	203	2,087	(329)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,503)	(10,004)	(11,139)	(2,440)
Inventories, net	(13,313)	(956)	(45,973)	(13,559)
Other assets	4,499	819	4,125	4,789
Accounts payable	3,505	(1,170)	3,184	3,370
Accrued liabilities	6,359	1,326	19,686	(5,630)
Deferred revenue	(13)	(421)	1,888	(1,031)
Net cash provided by (used in) operating activities	11,355	5,308	49,931	13,537
Cash flows from investing activities:
Purchase of property and equipment	(6,296)	(3,133)	(17,910)	(16,249)
Proceeds from business acquisition consideration, net of cash acquired	—	—	—	1,916
Purchase of equity method investment	—	(6,980)		(6,980)
Proceeds from cost method investment	—	735	—	734
Acquired technology rights	—	(40)	22	(40)
Net cash used in investing activities	(6,296)	(9,418)	(17,888)	(20,619)
Cash flows from financing activities:
Proceeds from issuance of convertible note, net of issuance costs	—	—	252,247	—
Purchase of convertible notes bond hedge	—	—	(54,626)	—
Proceeds from issuance of warrants	—	—	19,968	—
Proceeds from issuance of common stock	640	1,269	20,435	3,750
Shares surrendered for tax withholding	(8)	(6)	(2,373)	(2,095)
Dividends paid	(4,187)	(4,055)	(16,485)	(12,153)
Net cash provided by (used in) financing activities	(3,555)	(2,792)	219,166	(10,498)
Effect of foreign currency exchange rate on cash	(551)	24	(975)	312
Change in cash and cash equivalents	953	(6,878)	250,234	(17,268)
Cash and cash equivalents, beginning of period	308,454	66,051	59,173	76,441
Cash and cash equivalents, end of period	$309,407	$59,173	$309,407	$59,173